Exhibit 10.9

NEITHER THE WARRANTS NOR THE SHARES DELIVERABLE UPON EXERCISE OF THE WARRANTS (THE “WARRANT SHARES”) HAVE BEEN OR WILL BE REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO CELLECTIS.

CELLECTIS

WARRANT AGREEMENT

Trout Capital LLC

740 Broadway, 9th Floor

New York, NY 10003

United States

hereinafter referred to as the “Beneficiary”

On March 24, 2014, the board of directors, using the delegation of competence granted to it by the extraordinary shareholders meeting of CELLECTIS (the “Company”) held on June 14, 2013, issued and granted to the Beneficiary 50,000 warrants (the “Warrants”) under the terms and conditions set forth in this agreement.

For the avoidance of doubt, the present document shall in no event be deemed as the certificate referred to in article R. 211-7 of the French Code monétaire et financier and shall only be deemed, for purposes of French law, to set forth the terms and conditions of the Warrants.

Date of Grant:	March 24, 2014

Subscription Price of the Warrants:	EUR. 30,000.00 (i.e., EUR. 0.60 per Warrant)

Maximum number of ordinary shares (the “Warrant Shares”) to be subscribed upon exercise of the Warrants:	50,000 (i.e., 1 Warrant Share per Warrant)

Exercise price per Warrant Share:	EUR 6.00

Term/Expiration date of the Warrants:	2 years from date of grant, i.e. March 24, 2016

Article 1 - Validity of the Warrants

The Warrants will be validly issued as from the date of their subscription by the Beneficiary subject to the conditions precedent that the Beneficiary:

(i)	executes and returns to the Company the subscription form of the Warrants in the form attached as exhibit 1 hereto; and

(ii)	pays the Subscription Price in full, in cash or by way of set off against receivables in accordance with applicable French law, on or before March 31, 2014.

Article 2 - Exercise of the Warrants

2.1	Vesting period

The Warrants may be exercised at any time from their issue date until March 24, 2016.

Any Warrant not exercised on or before March 24, 2016 shall be automatically void.

2.2	Method of Exercise

The Warrants are exercisable by delivery of an exercise notice, in the form attached hereto under exhibit 2 (the “Exercise Notice”), comprising a Warrant Share subscription form (bulletin de souscription) which shall state the Beneficiary’s election to exercise all or parts of the Warrants and the number of Warrant Shares in respect of which the Warrants are being exercised. The Exercise Notice shall be signed by the Beneficiary and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company. The Exercise Notice shall be accompanied by the payment of the aggregate exercise price (the “Exercise Price”) of all Warrant Shares. If the Exercise Price is paid by wire transfer, the Exercise Price will have to be paid on the Company’s bank account at the latest within 10 calendar days following the receipt by the Company of the Exercise Notice. The Warrants shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the proof of payment of such Exercise Price.

Warrant Shares shall be issued and held in registered form in the Beneficiary’s name in a Company shareholders’ account held by the Company or its registrar (currently Société Générale Securities Services) (the “Registrar”), with an indication of the applicable transfer restrictions set forth herein. The Registrar will arrange for the Warrant Shares to be admitted to Euroclear as soon as possible (consistent with standard practice at the time of exercise) after the creation of the Warrant Shares.

Upon exercise of the Warrants, the Warrant Shares issued to the Beneficiary shall be assimilated with all other ordinary shares of the Company (other than with respect to the obligation to transfer the Warrants Shares only in an “offshore transaction” as that term is defined in Regulation S under the Securities Act or otherwise in a transaction not requiring registration under the Securities Act) and shall be entitled to dividend for the fiscal year during which the Warrant Shares are subscribed and issued.

2.3	Payment of the Warrant Shares

Payment of the aggregate Exercise Price of the Warrant Shares shall be made, at the election of the Beneficiary, by:

(1)	bank wire transfer; or

(2)	check; or

(3)	set off against receivables in accordance with applicable French law; or

(4)	any combination of the foregoing methods of payment.

Article 3 - Transfer of the warrants

3.1	Transferability

Neither the Warrants nor any Warrant Shares issued upon exercise of the Warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of this agreement, except the transfer of any security:

i.	by operation of law or by reason of reorganization of the Company; or

ii.	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction in this Section 3.1 for the remainder of the time period.

Subject to the foregoing restrictions and compliance with any applicable securities laws, the Warrants and all rights hereunder are transferable, in whole or in part, upon written notice substantially in the form attached hereto in exhibit 3 (the “Transfer Notice”) duly executed by the Beneficiary or its agent or attorney and sent to the principal office of the Company, together with wire of funds sufficient to pay any transfer taxes payable upon the making of such transfer on the Company’s bank account following due notification to the Beneficiary. Upon such notice and surrender and, if required, such payment, the Company shall transcribe the transfer and inscribe the assignee or assignees as Warrantholder(s) in its register and execute and deliver a new Warrant Agreement or Agreements in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant Agreement evidencing that number of Warrants not so assigned, and this Warrant Agreement shall promptly be cancelled. The Warrants, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having new Warrant Agreement(s) executed. Notwithstanding the foregoing, the Company shall have the right to decline to make a transfer of the Warrant or Warrants if such transfer is in violation of the applicable transfer restrictions described herein.

3.2	Transfer Restrictions.

The Warrants may only be disposed of in compliance with French, U.S., state and Federal securities laws and in an “offshore transaction” in accordance with Regulation S under the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If, at the time of receipt of the Transfer Notice in connection with any transfer of the Warrants, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of the Warrants, as the case may be, provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant or the Warrant Shares under the Securities Act.

Article 4 - Other terms of the Warrants

In the event of a reduction in the Company’s share capital resulting from losses and implemented through share cancellation, the Beneficiary’s rights regarding the number of shares to be issued upon exercise of its Warrants shall be reduced accordingly, as if the Beneficiary were a shareholder at the time of such reduction in share capital.

In the event of a reduction in the Company’s share capital resulting from losses and implemented through reduction of the Company’s shares par value, the subscription price for the shares issued upon exercise of the Warrants shall not change, and the issuance premium shall be increased in an amount corresponding to the aggregate amount of the reduction of the Company’s shares par value.

In the event of a reduction in the Company’s share capital not resulting from losses and implemented through reduction of the Company’s shares par value, the subscription price of the shares issued upon exercise of the Warrants shall be reduced accordingly.

In the event of a reduction in the Company’s share capital not resulting from losses and implemented through share cancellation, should the Beneficiary choose to exercise its Warrants, it shall be entitled to request the purchase by the Company of a quantum of shares (granted upon exercise of the Warrants) under the same conditions as those set in favor of then existing shareholders when such reduction in the Company’s share capital occurred.

In case of a rights issue (in which all shareholders are offered to participate prorata their respective equity stake), the Company will take one or several of the following decisions to preserve the rights of Warrants holders, in accordance with the provisions of article L. 228-99 of the French commercial code and applicable French and U.S. securities laws:

1.	permit any Warrant holder to exercise his Warrants immediately so that such holder may participate in the rights issue, which will not alter or limit the rights of the Beneficiary to exercise the Warrants under Section 2.1 of this Warrant Agreement; or

2.	take any measures which would allow the Beneficiary, should he decide to exercise the Warrants, to eventually be in the same position as other shareholders as if the Beneficiary were a shareholder at the time of such operations. Should the Beneficiary exercise its Warrants, the Company could thus allow the Beneficiary to subscribe a pro rata share of a new rights’ issue or be the beneficiary of free allocation of shares, or receive cash or goods under the same form, proportion, terms and conditions (except for use) as those set in favor of then existing shareholders when such operations occurred; or

3.	adjust the Warrants’ exercise price, conversion-into-shares ratio or other terms relating to subscription of the Company’s shares in order to take into account the new rights issue. In such case, any such adjustment shall be carried out in accordance with the method set forth in article R. 228-91 of French Commercial Code (Code de commerce), it being specified that the value of an existing shareholder’s right to participate, as well as the value of the share itself (including the right to participate in the rights issue), shall be determined by the board of directors of the Company. The board shall determine such value while taking into account, as the case may be, the subscription, exchange or sale price per share used during the last operation relating to the Company’s share capital (such as any share capital increase, contribution in kind, sale of shares,…) which occurred during a six (6)-month period immediately preceding such board of directors’ meeting. In the event no such operation occurred over such period, the board shall take into account any other financial parameter which it finds relevant (and which relevancy shall then be confirmed by the Company’s statutory auditor).

The Company is authorized, without requesting the specific consent of the holder of the Warrants, to modify its corporate form and its corporate purpose.

If at any time the Warrants should be held by more than one holder and in accordance with Article L.228-103 of the French Commercial Code, holders of the Warrants would then be aggregated together in an independent legal entity (the “Masse”) for the defense of their collective rights.

A general meeting of the holders of the Warrants shall be called to authorize all modifications of the terms and conditions of the Warrants, and to vote on all decisions and actions that, by law, must be submitted for its approval.

The Company may amend the rules regarding profit allocation, amortize the share capital and create and issue preferred shares entailing any such modification or amortization without requesting the specific consent of the holder of the Warrants subject to complying with the provisions of Article L. 228-98 of the French Commercial Code.

Article 5 - Governing Law

This agreement is governed by the laws of the Republic of France.

Any claim or dispute arising under this agreement shall be subject to the exclusive jurisdiction of the court competent for the place of the registered office of the Company.

/s/ Jonathan Fassberg		/s/ André Choulika
For TROUT CAPITAL LLC		For CELLECTIS
By:	Jonathan Fassberg	By:	André Choulika
Title:	CCO	Title:	Président directeur général (CEO)

EXHIBIT 1

SUBSCRIPTION FORM OF THE WARRANTS

CELLECTIS

French société anonyme with a share capital of EUR. 1.054.115,85

Registered office: 8 rue de la Croix Jarry, 75013 Paris, France

SUBSCRIPTION FORM

Amount and terms of the issuance of the warrant

Issuance at a total price of EUR. 30,000.00 of 50,000 warrants (hereafter the “Warrants”), giving the right to subscribe a maximum number of 50,000 ordinary shares (hereafter the “Warrant Shares”), each of a nominal value of EUR. 0.05, at a fixed price of EUR. 6.00 each (issue premium included), to be fully paid up in cash or by way of set off against receivables and the subscription of which has been reserved to the subscriber.

The issuance has been decided by the board of directors of Cellectis on March 27, 2014 pursuant to the authorization granted to it by the extraordinary shareholders’ meeting of June 14, 2013.

The terms and conditions of the Warrants are described in the warrant agreement executed by the subscriber and Cellectis on March 26, 2014.

The subscription period is opened from March 26, 2014 to April 4, 2014 included.

The amount of the subscription shall be paid in cash or by way of set off against receivables in accordance with applicable French law.

—ooOoo—

The undersigned

Trout Capital LLC, a limited liability company incorporated in the State of New York in the United States of America, having its registered office at 740 Broadway, 9th Floor, New York, NY 10003, United States,

acknowledging the terms and conditions of the Warrants, including:

•	that neither the Warrants nor the Warrant Shares have been, nor will be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations below;

and representing and warranting to Cellectis as follows:

•	that it is acquiring the Warrants for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that it has no present intention of selling, granting any participation in, or otherwise distributing the same;

•	that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Warrants;

•	that it is an institutional “accredited investor” as defined in Regulation D, Rule 501(a) under the Securities Act, has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of its investment in Cellectis and it understands and acknowledges that an investment in Cellectis is highly speculative and involves substantial risks. It can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Warrants and the Warrant Shares for an indefinite period of time and to suffer a complete loss of its investment;

•	that it has had an opportunity to ask questions of, and receive answers from, the officers of Cellectis concerning this Warrant Agreement, as well as its business, management and financial affairs, which questions were answered to its satisfaction;

•	that it believes that it has received all the information it considers necessary or appropriate for deciding whether to receive Warrants. It acknowledges that any future plans and forward looking statements expressed by Cellectis are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the future plans and forward looking statements will not materialize or will vary significantly from actual results. It also acknowledges that it is relying solely on its own counsel and not on any statements or representations of Cellectis, or any agent or adviser of Cellectis for legal advice with respect to the subscription of the Warrants;

•	that the Warrants are being acquired by it in reliance on a private placement exemption from the registration requirements of the Securities Act and the Warrants and any Warrants Shares are and will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and that the exemption from registration provided under Rule 144 may not be available for resales by it of the Warrants or the Warrants Shares. Therefore, it further agrees that if it wishes to dispose of or exchange any of the Warrants or Warrant Shares, it will not transfer any of the Warrants or Warrant Shares, directly or indirectly, unless such transfer is a transaction that is deemed to occur outside of the United States under Regulation S under the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements, of the Securities Act. The Company may require, as a condition of allowing any transfer, that the holder or transferee of the Warrants or Warrant Shares, as the case may be, provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant or the Warrant Shares under the Securities Act;

hereby subscribes the Warrants and pays the amount of its subscription, i.e. EUR. 30,000.00, by way of set off against receivables in accordance with applicable French law.

Made in On In two (2) copies

For Trout Capital LLC*
By:
Title:

*	the signature shall be preceded by the following handwritten sentence: “Approval for formal and irrevocable subscription of 50,000 (fifty thousand) Warrants”

EXHIBIT 2

EXERCISE NOTICE OF THE WARRANTS

(Share subscription form)

CELLECTIS

8 rue de la Croix Jarry

75013 Paris

France

[            ], [    ]

Attention: André Choulika/Thierry Moulin

Trout Capital LLC, a limited liability company incorporate in the State of New York in the United States of America, having its registered office at 740 Broadway, 9th Floor, New York, NY 10003, United States,

holder of 50,000 Warrants, each giving right to subscribe for one ordinary share (each a “Warrant Share”) of Cellectis (the “Company”) issued pursuant to the resolution of the board of directors of Cellectis held on March 24, 2014, having examined the terms and conditions of the Warrants, including:

•	that neither the Warrants nor the Warrant Shares have been, nor will be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act and therefore the Warrants and the Warrants Shares are and will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act;

•	that the exemption from registration provided under Rule 144 may not be available for resales by it of the Warrants Shares;

•	therefore, it agrees that the Warrant Shares may only be transferred, directly or indirectly, in a transaction that is deemed to occur outside of the United States under Regulation S under the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; it agrees that the Company may require, as a condition of allowing any transfer, that the holder or transferee of the Warrant Shares, as the case may be, provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant Shares under the Securities Act and that these restrictions have been noted in Cellectis’s share registry held by its registrar;

hereby

exercises [_—_] Warrants

and

subscribes consequently for [_—_] Warrant Shares of Cellectis, each of a nominal value of EUR. 0.05, for a subscription price per share of EUR. 6.00 share premium included,

pays, for this subscription, the total amount of EUR. [_—_], corresponding to the aggregate of the nominal value and the share premium of the above Warrant Shares,

by wire transfer to Cellectis’s bank account opened at [_—_], Bank Code: [_—_], Desk Code: [_—_], Account: [_—_], Cle RIB: [_—_], IBAN International Bank Account Number [_—_].

Made in On In two copies

For Trout Capital LLC*
By:
Title:

*	Signature preceded by: “Approval for formal and irrevocable subscription of [_—_] ordinary shares” (number of shares to be mentioned in both figures and letters.)